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                                                                   EXHIBIT 10.26

                                  WELLMAN, INC.
                      2006 RESTRICTED STOCK GRANT AGREEMENT

SECTION I.  GRANT

1.1 This Grant of Restricted Stock is made pursuant to and is subject to the terms of the Wellman, Inc. Restricted Stock Plan which is effective June 1, 2004 (the "Plan"). All capitalized terms used herein and not defined in this document have the meaning given such terms in the Plan. Each Grant made pursuant to the Plan is an Award and shall be subject to all the terms and conditions of the Plan, which are incorporated herein by reference.

1.2 EFFECTIVE DATE. This Grant is effective on January 13, 2006 (the "Effective Date").

SECTION II. CERTAIN DEFINITIONS

2.1 ACCOUNTS PAYABLE are the Accounts Payable reported on the balance sheet for the applicable period in the Company's Public Filings.

2.2 ACCRUED LIABILITIES are the Accrued Liabilities reported on the balance sheet for the applicable period in the Company's Public Filings.

2.3 ADJUSTED EBITDA is the Gross Profit less SG&A Expense plus D&A. This means other items such as restructuring, DOJ legal costs and CDO rebates are excluded.

2.4 AVERAGE NET ASSETS are the Net Assets for December 31st of the previous fiscal year plus the Net Assets at the end of each fiscal period in the current year divided by thirteen.

2.5 CASH is the cash reported on the balance sheet for the applicable period in the Company's Public Filings.

2.6 CAUSE means, when used with respect to the termination of the employment of the Executive by the Company, termination due to (a) an act or acts of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company; (b) the Executive's continued failure to substantially perform his employment duties (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) which are demonstrably willful and deliberate on the Executive's part and which are not remedied in a reasonable period of time after receipt of written notice from the Company; or (c) conviction of, or a

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plea of guilty or no contest by, the Executive to a crime that constitutes a felony involving moral turpitude. No act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company.

2.7 CIP is construction in progress reported on the balance sheet for the applicable period in the Company's Public Filings.

2.8 CURRENT ASSETS are the current assets reported on the balance sheet for the applicable period in the Company's Public Filings.

2.9 D&A is the depreciation and amortization reported on the statement of cash flows for the applicable period in the Company's public filings but only to the extent it reduces Gross Profit or increases SG&A Expense.

2.10 DISABILITY means that the Executive has been unable, for the period specified in the Company's disability plan for senior executives, but not less than a period of 180 consecutive days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury.

2.11 EBITDA RETURN is a percentage which is calculated by dividing Adjusted EBITDA for a fiscal year by the Average Net Assets.

2.12 ENVIRONMENTAL RESERVES are the estimated future environmental related liabilities that are recorded on the balance sheet for the applicable period in the Company's Pubic Filings.

2.13 GROSS PROFIT is the Gross Profit reported on the income statement for the applicable period in the Company's Public Filings.

2.14 IDLE ASSETS are any property plant and equipment that has not been utilized for 28 consecutive days on the last day of each Fiscal Period.

2.15 INITIAL RESTRICTED PERIOD means the period commencing on January 13, 2006 and ending on January 13, 2011.

2.16 LONG TERM RECEIVABLES are any amounts due from either current or former customers that are included in Other Assets as reported in the Company's Public Filings.

2.17 NET ASSETS are the Current Assets less Cash plus Net PP&E less CIP less Idle Assets plus the Prepaid Raw Material Contract plus Long Term Receivables less Accounts Payable less Accrued Liabilities less Environmental Reserves.

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2.18 NET PP&E is the Property Plant and Equipment less the related accumulated depreciation reported on the balance sheet for the applicable period in the Company's Public Filings.

2.19 PREPAID RAW MATERIAL CONTRACT is the amount related to a prepayment for a raw material contract that are included in Other Current Asset and Other Assets reduced by the related amortization, all as reported in the Company's Public Filings.

2.20 PUBLIC FILINGS are the applicable Form 10-K or 10-Q that is initially filed with the SEC.

2.21 RESTRICTED STOCK AWARD is the number of shares awarded to the individual in this grant as provided in Section 3.1.

2.22 RESTRICTED PERIOD means either the Initial Restricted Period or a Subsequent Restricted Period, as applicable.

2.23 RESTRICTED STOCK means shares of Common Stock which are issued by the Company pursuant to this Grant Agreement and which are subject to forfeiture, restrictions on transfer and other restrictions as are set forth in Section IV hereof.

2.24 SG&A EXPENSE is the selling, general and administrative expense reported on the income statement for the applicable period in the Company's Public Filings.

2.25 SUBSIDIARY means a corporation of which more than 50% of the total combined voting power of all classes of stock entitled to vote is owned, directly or indirectly, by Wellman, Inc.

2.26 UNVESTED RESTRICTED STOCK is Restricted Stock subject to the restrictions set forth in subsection 4.1 (a) and (b).

Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronouns, the singular shall include the plural and the plural shall include the singular.

SECTION III. AWARD

3.1 AWARD. The Committee has designated the person executing this Grant Agreement as a Participant eligible to receive 27,000 shares of Restricted Stock and this Grant is made subject to the terms and conditions in this Grant Agreement and the Plan. No payment for such shares is required except pursuant to Section 5.2.

3.2 ACCEPTANCE. By accepting this Grant of Restricted Stock the Participant acknowledges and agrees that the shares of Restricted Stock are subject to the terms and conditions of this Grant Agreement and the Plan.

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3.3 ADJUSTMENTS. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividend) of the Company assets to stockholders, or any other change affecting shares or the Company's capitalization, such adjustments as the Committee in its discretion may deem appropriate to reflect such change or to fairly preserve the intended benefits of the Plan shall be made. In addition, any shares issued by the Company through the assumption or substitution of outstanding stock awards or award commitments from an acquired company or other entity shall not reduce the shares available for issuance under the Plan.

SECTION IV. TERMS OF RESTRICTED STOCK

4.1 TERMS OF RESTRICTED STOCK

(a) Prior to the expiration of the Restricted Period the Participant shall not sell, transfer, pledge or otherwise encumber ("Transfer") the Restricted Stock and any such Transfer shall be void. After the Restricted Period the Participant shall not Transfer the Restricted Stock in any manner that could violate any securities laws or result in short swing profits.

(b) The Participant shall not be entitled to delivery of a certificate evidencing the shares of Restricted Stock until the expiration or termination of the Restricted Period and the satisfaction of any and all other conditions specified in this Grant Agreement.

(c) Any shares of Restricted Stock which are forfeited pursuant to this Grant Agreement shall be cancelled and all rights of the Participant with respect to such forfeited shares of Restricted Stock shall terminate without further obligation on the part of the Company upon the occurrence of any of the events set forth below in subsection 4.4.

4.2 CUSTODY OF SHARES OF RESTRICTED STOCK; RIGHTS WITH RESPECT TO STOCK.

(a) The Restricted Stock granted hereunder shall be issued and registered in the Participant's name and shall be held by the Company during the Restricted Period. The Company shall serve as attorney-in-fact for the Participant during the Restricted Period with full power and authority in the Participant's name to assign and convey to the Company any shares of Restricted Stock held by the Company for such Participant if the Participant forfeits the shares under the terms of this Grant Agreement. Each certificate representing shares of Restricted Stock may bear a legend referring to this Grant Agreement and the Plan and the risk of forfeiture of the shares of Restricted Stock and stating that such shares of Restricted Stock are nontransferable until all restrictions have been satisfied and the legend has been removed. Similarly, for Restricted Stock shares held in book form, controls are in place to prevent the transfer of such shares until the transfer agent has been notified by the Company that the restrictions on those shares have lapsed.

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(b) During the Restricted Period, the Participant shall be a stockholder and have all the rights of a stockholder with respect to such shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such shares; provided, however, that such Restricted Stock and any new, additional or different securities the Participant may become entitled to receive with respect to such Restricted Stock by virtue of a stock split, dividend or other change in the corporate or capital structure of the Company, shall be subject to the restrictions described in this Grant Agreement.

4.3 DISTRIBUTION OF RESTRICTED STOCK.

If the Participant remains in the continuous employment or service of the Company or any Subsidiary during the entire Restricted Period and otherwise does not forfeit such shares of Restricted Stock pursuant to subsection 4.4 or any other terms of the Grant Agreement, all restrictions applicable to the shares of Restricted Stock shall lapse upon expiration or termination of the Restricted Period, and a certificate or certificates of unrestricted Common Stock representing the shares of Restricted Stock shall be delivered to the Participant.

4.4 FORFEITURE.

(a) If a Participant's service or employment is terminated before the expiration of the Restricted Period due to Disability or death of the Participant the restrictions in subsection 4.1 (a) and (b) shall lapse. The certificate or certificates representing the shares of Restricted Stock upon which the restrictions have lapsed pursuant to this subsection 4.4(a) shall be delivered to the Participant (or in the event of the Participant's death, to his estate) after the Participant or his legal representative complies with the terms of
Section 5.2.

(b) On January 13th of each year that the Participant remains employed by the Company, and the participant has Unvested Restricted Stock, the restrictions set forth in subsection 4.1 (a) and (b) shall lapse with respect to the lesser of 20% of the Restricted Stock Award or the remaining Unvested Restricted Stock.

(c) In addition to the provisions of Section 4.4(a), if the Participant is an employee of the Company on January 13th of any year when the Company files its 10-K for the prior year the participant has Unvested Restricted Stock, then the restrictions set forth in subsection 4.1 (a) and (b) shall lapse with respect to the lesser of the Additional Vesting Amount set forth in the table below or the remaining Unvested Restricted Stock.

EBITDA Return                         Additional Vesting Amount
-------------                         -------------------------
17% or more                                      20%
16.75% or more but less than 17%                 15%
16.5% or more but less than 16.75%               10%
16.25% of more but less than 16.5%                5%

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(d) If a Participant's service or employment is terminated by the Company or any
Subsidiary without Cause (other than as a result of death or Disability) in any year and the Participant has Unvested Restricted Stock then the restrictions set forth in subsection 4.1 (a) and (b) shall lapse with respect to the lesser of the Unvested Restricted Stock or 20% of the Restricted Stock multiplied by a fraction, the numerator of which shall be the number of months the Participant has remained an employee (or in the service of) of the Company or a Subsidiary since January 13th of the applicable year and the denominator of which shall be
12. Any remaining Unvested Restricted Stock will be forfeited.

(e) If a Participant's service or employment is terminated before the expiration of the Restricted Period by the Company or any Subsidiary for Cause or by the Participant (other than as a result of death or Disability), the Participant shall forfeit all Restricted Stock.

4.5 CHANGE OF CONTROL. Upon any Change of Control all restrictions and forfeiture provisions applicable to shares of Restricted Stock granted to the Participant hereunder and not previously forfeited shall immediately lapse and the certificate or certificates representing the Restricted Stock that were granted to the Participants shall be delivered to the Participants as unrestricted Common Stock, subject to the provisions of Section 5.2.

4.6 WAIVER OF RESTRICTIONS. The Committee, in its sole discretion, may at any time waive any or all restrictions with respect to any shares of Restricted Stock.

SECTION V. MISCELLANEOUS

5.1 TERMINATION. The provisions relating to the Restricted Stock granted hereunder shall continue to apply with respect to all shares of Restricted Stock until the restrictions lapse or the shares are forfeited.

5.2 WITHHOLDING. The Participant shall promptly pay to the Company any amount necessary to satisfy applicable federal, state or local tax withholding requirements attributable to the grant of Restricted Stock, the issuance of Restricted Stock hereunder, or upon the vesting of or lapse of restrictions on such Restricted Stock. If these amounts are not paid when requested, then at the election of the Committee, shares of Restricted Stock with a value equal to the amount of tax to be withheld shall be forfeited.

5.3 LEGAL AND OTHER REQUIREMENTS. The grant of Restricted Stock and the distribution of shares of Restricted Stock provided by this Grant Agreement shall be subject to the condition that if at any time the Company determines in its discretion that the satisfaction of withholding tax or other tax liabilities, or the listing, registration or qualification of any shares of Restricted Stock upon any securities exchange or under any federal or state law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with such grant or distribution, then in any

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such event, such grant or distribution shall not be effective unless such liabilities have been satisfied or such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

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5.4 CHOICE OF LAW. This Grant Agreement and the Plan, their validity, interpretation and administration and the rights and obligations of all Persons having an interest therein shall be governed by and construed in accordance with the laws of the State of Delaware, except to the extent that such laws may be preempted by federal law.

5.5 FRACTIONAL SHARES. The Company shall not be required to issue or deliver any fractional share of Restricted Stock issuable under this Grant Agreement. Fractional shares will be paid in cash.

5.6 NO EMPLOYMENT CONTRACT. This Grant Agreement and the Plan shall not confer upon the Participant any right to continued employment by the Company or in any way interfere with the right of the Company to terminate the employment of any Participant at any time.

5.7 SECTION 83(B) ELECTIONS. If a Participant files an election with the Internal Revenue Service to include the fair market value of any shares of Restricted Stock in gross income then the Participant shall promptly furnish the Company with a copy of such election together with the amount of any federal, state, local or other taxes required to be withheld (if any) to enable the Company to claim an income tax deduction with respect to such election.

                                      Wellman, Inc.


                                      By: /s/ Keith R. Phillips
                                          --------------------------------------
                                      Name: Keith R. Phillips
                                      Title: Chief Financial Officer

Agreed to by:


Participant's Signature: /s/ Keith R. Phillips
                         -------------------------
Name (Please Print):     Keith R. Phillips
Social Security Number:  XXX-XX-XXXX